Exhibit 99.1
FOR IMMEDIATE RELEASE
May 9, 2023

Darling Ingredients Inc. Reports First Quarter 2023 Results

First Quarter 2023
•Net income of $185.8 million, or $1.14 per GAAP diluted share
•Net sales of $1.8 billion
•Combined adjusted EBITDA of $418.4 million
•Global ingredients business EBITDA of $289.1 million
•Repurchased $43.8 million of common stock

IRVING, TEXAS - Darling Ingredients Inc.(NYSE: DAR) today reported net income of $185.8 million, or $1.14 per diluted share for first quarter of 2023, compared to net income of $188.1 million, or $1.14 per diluted share, for first quarter of 2022. The company also reported net sales of $1.8 billion for the first quarter of 2023, compared with net sales of $1.4 billion for the same period a year ago.

Combined adjusted EBITDA for the first quarter 2023 was $418.4 million, compared to $330.7 million for the same period in 2022.

“Darling Ingredients is off to a very solid start in 2023. Raw material volumes are in line with expectations, our global collagen and gelatin business remains robust and Diamond Green Diesel is expected to gain tremendous momentum in second quarter as lower fat prices will boost renewable diesel margins on expected higher volumes,” said Randall C. Stuewe, Darling Ingredients Chairman and Chief Executive Officer. “The power of the vertically integrated business we have built will become evident over the next few quarters. Darling’s low-carbon feedstocks, coupled with Diamond Green Diesel best-in-class margins, will illustrate the margin potential for renewable diesel in a lower priced feedstock environment while still delivering strong core ingredients earnings supplemented by the recently completed Gelnex acquisition.”

Under the company’s share repurchase program, the company repurchased approximately 773,000 shares of common stock during the first quarter of 2023 for a total of approximately $43.8 million, and has approximately $330.7 million remaining under the share repurchase program.

As of April 1, 2023, Darling Ingredients had $132.6 million in cash and cash equivalents, and $866.1 million available under its committed revolving credit agreement. Total debt outstanding as of April 1, 2023, was $4.7 billion. The leverage ratio as measured by the company’s bank covenant was 3.19x as of April 1, 2023. Capital expenditures were $111.3 million for the first quarter 2023.

Company guidance for fiscal year 2023 is $1.875 billion combined adjusted EBITDA.

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended April 1, 2023
Net sales	$1,237,494	$396,392	$157,286	$—	$1,791,172
Cost of sales and operating expenses	$950,072	$290,115	$126,786	$—	$1,366,973
Gross Margin	$287,422	$106,277	$30,500	$—	$424,199

Gross Margin %	23.2%	26.8%	19.4%	—	23.7%

Selling, general and administrative expenses	$74,691	$33,122	$6,192	$21,461	$135,466
Acquisition and integration costs	$—	$—	$—	$7,022	$7,022
Loss (gain) on sale of assets	$(342)	$(21)	$36	$—	$(327)
Depreciation and amortization	$90,320	$14,473	$8,393	$2,820	$116,006
Restructuring and asset impairment charges	$92	$4,432	$—	$—	$4,524
Equity in net income of Diamond Green Diesel	$—	$—	$94,337	$—	$94,337
Segment Operating Income/(Loss)	$122,661	$54,271	$110,216	$(31,303)	$255,845

Equity in Net Income of Unconsolidated Subs	120	—	—	—	120
Segment Income/(Loss)	$122,781	$54,271	$110,216	$(31,303)	$255,965

Segment EBITDA	$213,073	$73,176	$24,272	$(21,461)	$289,060
DGD adjusted EBITDA (Darling's Share)	$—	$—	$129,323	$—	$129,323
Combined Adjusted EBITDA	$213,073	$73,176	$153,595	$(21,461)	$418,383

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended April 2, 2022
Net sales	$879,438	$354,814	$132,082	$—	$1,366,334
Cost of sales and operating expenses	$645,523	$270,312	$104,742	$—	$1,020,577
Gross Margin	$233,915	$84,502	$27,340	$—	$345,757

Gross Margin %	26.6%	23.8%	20.7%	—	25.3%

Selling, general and administrative expenses	$56,209	$26,844	$3,920	$15,059	$102,032
Acquisition and integration costs	$—	$—	$—	$3,773	$3,773
Gain on sale of assets	$(341)	$(9)	$(39)	$—	$(389)
Depreciation and amortization	$54,350	$15,450	$6,674	$2,772	$79,246
Equity in net income of Diamond Green Diesel	$—	$—	$71,804	$—	$71,804
Segment Operating Income/(Loss)	$123,697	$42,217	$88,589	$(21,604)	$232,899

Equity in Net Income of Unconsolidated Subs	$1,360	$—	$—	$—	$1,360
Segment Income/(Loss)	$125,057	$42,217	$88,589	$(21,604)	$234,259

Segment EBITDA	$178,047	$57,667	$23,459	$(15,059)	$244,114
DGD adjusted EBITDA (Darling's Share)	$—	$—	$86,560	$—	$86,560
Combined Adjusted EBITDA	$178,047	$57,667	$110,019	$(15,059)	$330,674

Segment EBITDA consists of segment income (loss), less equity in net income/loss from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, plus acquisition and integration costs, plus restructuring and asset impairment charges, plus Darling’s share of DGD Adjusted EBITDA.

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
April 1, 2023 and December 31, 2022
(in thousands)

	April 1, 2023	December 31, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$132,572	$127,016
Restricted cash	299	315
Accounts receivable, net	750,990	676,573
Inventories	828,789	673,621
Prepaid expenses	108,719	85,665
Income taxes refundable	19,903	18,583
Other current assets	61,234	56,324
Total current assets	1,902,506	1,638,097

Property, plant and equipment, net	2,712,823	2,462,082
Intangible assets, net	1,091,137	865,122
Goodwill	2,587,587	1,970,377
Investment in unconsolidated subsidiaries	2,125,126	1,926,395
Operating lease right-of-use assets	189,026	186,141
Other assets	231,960	136,268
Deferred income taxes	20,967	17,888
	$10,861,132	$9,202,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$118,804	$69,846
Accounts payable, principally trade	433,845	472,491
Income taxes payable	38,425	44,851
Current operating lease liabilities	45,356	49,232
Accrued expenses	462,594	432,023
Total current liabilities	1,099,024	1,068,443
Long-term debt, net of current portion	4,558,632	3,314,969
Long-term operating lease liabilities	144,604	141,703
Other non-current liabilities	414,542	298,933
Deferred income taxes	522,731	481,832
Total liabilities	6,739,533	5,305,880
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value;	1,742	1,736
Additional paid-in capital	1,673,632	1,660,084
Treasury stock, at cost	(614,961)	(554,451)
Accumulated other comprehensive loss	(299,208)	(383,874)
Retained earnings	3,271,329	3,085,528
Total Darling's stockholders' equity	4,032,534	3,809,023
Noncontrolling interests	89,065	87,467
Total Stockholders' Equity	4,121,599	3,896,490
	$10,861,132	$9,202,370

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Months Ended April 1, 2023 and April 2, 2022
(in thousands, except per share data)

	Three Months Ended
	(unaudited)		$ Change
	April 1,	April 2,	Favorable
	2023	2022	(Unfavorable)
Net sales	$1,791,172	$1,366,334	$424,838
Costs and expenses:
Cost of sales and operating expenses	1,366,973	1,020,577	(346,396)
Gain on sale of assets	(327)	(389)	(62)
Selling, general and administrative expenses	135,466	102,032	(33,434)
Restructuring and asset impairment charges	4,524	—	(4,524)
Acquisition and integration costs	7,022	3,773	(3,249)
Depreciation and amortization	116,006	79,246	(36,760)
Total costs and expenses	1,629,664	1,205,239	(424,425)
Equity in net income of Diamond Green Diesel	94,337	71,804	22,533
Operating income	255,845	232,899	22,946
Other expense:
Interest expense	(50,299)	(15,603)	(34,696)
Foreign currency gain/(loss)	5,004	(1,100)	6,104
Other income/(expense), net	6,159	(742)	6,901
Total other expense	(39,136)	(17,445)	(21,691)
Equity in net income of other unconsolidated subsidiaries	120	1,360	(1,240)
Income before income taxes	216,829	216,814	15
Income tax expense	26,974	26,083	(891)
Net income	189,855	190,731	(876)
Net income attributable to noncontrolling interests	(4,054)	(2,678)	(1,376)
Net income attributable to Darling	$185,801	$188,053	$(2,252)

Basic income per share:	$1.16	$1.17	$(0.01)
Diluted income per share:	$1.14	$1.14	$—

Number of diluted common shares:	162,817	164,601

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
For the Three Months Ended April 1, 2023 and April 2, 2022
(in thousands)

	(unaudited)

	April 1,	April 2,
Cash flows from operating activities:	2023	2022
Net income	$189,855	$190,731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,006	79,246
Gain on sale of assets	(327)	(389)
Gain on insurance proceeds from insurance settlement	(8,836)	—
Deferred taxes	14,956	23,826
Decrease in long-term pension liability	236	(269)
Stock-based compensation expense	11,853	6,323
Deferred loan cost amortization	1,621	1,131
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(94,457)	(73,164)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	14,733	(41,317)
Income taxes refundable/payable	(13,030)	(31,224)
Inventories and prepaid expenses	(25,726)	(42,891)
Accounts payable and accrued expenses	(35,254)	58,964
Other	16,796	(18,775)
Net cash provided by operating activities	188,426	152,192
Cash flows from investing activities:
Capital expenditures	(111,327)	(71,618)
Acquisition, net of cash acquired	(1,079,083)	(59,003)
Investment in Diamond Green Diesel	(75,000)	(164,750)
Gross proceeds from sale of property, plant and equipment and other assets	1,302	974
Proceeds from insurance settlement	8,836	—
Payments related to routes and other intangibles	(1,517)	(100)
Net cash used in investing activities	(1,256,789)	(294,497)
Cash flows from financing activities:
Proceeds from long-term debt	807,363	9,657
Payments on long-term debt	(19,259)	(12,128)
Borrowings from revolving credit facility	687,452	369,902
Payments on revolving credit facility	(243,829)	(134,000)
Net cash overdraft financing	148	9,830
Deferred loan costs	(31)	(1,810)
Repurchase of common stock	(43,794)	(17,189)
Minimum withholding taxes paid on stock awards	(15,297)	(43,351)
Net cash provided by financing activities	1,172,753	180,911
Effect of exchange rate changes on cash flows	7,281	(8,118)
Net increase in cash, cash equivalents and restricted cash	111,671	30,488
Cash, cash equivalents and restricted cash at beginning of period	150,168	69,072
Cash, cash equivalents and restricted cash at end of period	$261,839	$99,560

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
March 31, 2023 and December 31, 2022
(in thousands)

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets:
Total current assets	$1,485,372	$1,304,805
Property, plant and equipment, net	3,840,139	3,866,854
Other assets	80,310	61,665
Total assets	$5,405,821	$5,233,324

Liabilities and members' equity:
Total current portion of long term debt	$217,282	$217,066
Total other current liabilities	298,893	515,023
Total long term debt	767,802	774,783
Total other long term liabilities	17,103	17,249
Total members' equity	4,104,741	3,709,203
Total liabilities and members' equity	$5,405,821	$5,233,324

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Months Ended March 31, 2023 and March 31, 2022
(in thousands)

	Three Months Ended
	(unaudited)		$ Change
	March 31,	March 31,	Favorable
	2023	2022	(Unfavorable)
Revenues:
Operating revenues	$1,680,050	$980,692	$699,358
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	1,421,404	807,572	(613,832)
Depreciation, amortization and accretion expense	58,607	26,492	(32,115)
Total costs and expenses	1,480,011	834,064	(645,947)
Operating income	200,039	146,628	53,411
Other income	2,041	(11)	2,052
Interest and debt expense, net	(13,406)	(3,009)	(10,397)
Net income	$188,674	$143,608	$45,066

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a compliment to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma
Adjusted EBITDA to Foreign Currency
For the Three-Months Ended April 1, 2023 and April 2, 2022
(in thousands)

	Three Months Ended
	(unaudited)
Adjusted EBITDA	April 1,		April 2,
	2023		2022

Net income attributable to Darling	$185,801		$188,053
Depreciation and amortization	116,006		79,246
Interest expense	50,299		15,603
Income tax expense	26,974		26,083
Restructuring and asset impairment charges	4,524		—
Acquisition and integration costs	7,022		3,773
Foreign currency (gain) loss	(5,004)		1,100
Other (income)/expense, net	(6,159)		742
Equity in net income of Diamond Green Diesel	(94,337)		(71,804)
Equity in net income of other unconsolidated subsidiaries	(120)		(1,360)
Net income attributable to noncontrolling interests	4,054		2,678
Adjusted EBITDA (Non-GAAP)	$289,060		$244,114
Foreign currency exchange impact	7,329	(1)
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$296,389		$244,114

DGD Joint Venture Adjusted EBITDA (Darling's share)	$129,323		$86,560
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$418,383		$330,674

(1) The average rates for the three months ended April 1, 2023 were €1.00:$1.07, R$1.00:$0.19 and C$1.00:$0.74 as compared to the average rate for the three months ended April 2, 2022 of €1.00:$1.12, R$1.00:$0.19 and C$1.00:$0.79, respectively.

About Darling Ingredients
Darling Ingredients Inc. (NYSE: DAR) is the largest publicly traded company turning edible by-products and food waste into sustainable products and a leading producer of renewable energy. Recognized as a sustainability leader, the company operates more than 260 facilities in 17 countries and repurposes approximately 15% of the world's meat industry waste streams into value-added products, such as green energy, renewable diesel, collagen, fertilizer, animal proteins and meals, and pet food ingredients. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients Inc. will host a conference call to discuss the Company’s first quarter 2023 financial results at 9 a.m. Eastern Time (8 a.m. Central Time) on Wednesday, May 10, 2023. To join the call as a participant, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on May 10, 2023.
To access the call as a listener, please register for the audio-only webcast or call (844) 868-8847 (United States) or (412) 317-6593 (International) and ask for "the Darling Ingredients call."
A replay of the call will be available beginning two hours after the call concludes through May 17, 2023. To access the replay, please dial (877) 344-7529 (United States), (855) 669-9658 (Canada) or (412) 317-0088 (International) and reference passcode 9523067.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated below and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring, acquisition and integration costs, goodwill and long-lived asset impairment, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at April 1, 2023. However, the amounts shown below for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

DGD Joint Venture Adjusted EBITDA (Darling’s share) is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income or equity in net income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Joint Venture Adjusted EBITDA (Darling’s share) by taking DGD’s operating income plus DGD’s depreciation, amortization and accretion expense and then multiplying by 50% to get Darling’s share of DGD’s EBITDA.

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

Cautionary Statements Regarding Forward-Looking Information:

This media release contains includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control. Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect programs like the U.S. government's renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture and issues relating to the announced SAF upgrade project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; tax changes, such as the introduction of a global minimum tax; difficulties or a significant disruption in the Company's information systems or failure to implement new systems and software successfully; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, such as the recent turmoil in the world banking markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.

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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com